Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 2010, relating to the financial statements of Complete Genomics, Inc., which appears in Complete Genomics, Inc.’s Amendment No. 6 to Registration Statement on Form S-1 (No. 333-168439) filed on November 10, 2010.

/s/ PricewaterhouseCoopers LLP

San Jose, California

November 16, 2010